UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

December 14, 2020

Date of Report (Date of earliest event reported)

MICROCHIP TECHNOLOGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-21184	86-0629024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

(Address of principal executive offices)

(480) 792-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MCHP	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On December 14, 2020, Microchip Technology Incorporated, a Delaware corporation (“Microchip” or the “Company”), and certain subsidiaries of the Company (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $1,400,000,000 aggregate principal amount of 0.972% Senior Secured Notes due 2024 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Company estimates that the net proceeds from this offering will be approximately $1,394,400,000, after deducting the initial purchasers’ discounts and commissions and its estimated offering expenses. The Company intends to use the net proceeds from the issuance and sale of the Notes to repay substantially all of the amounts outstanding under the Company’s Amended and Restated Credit Agreement dated as of May 29, 2018, as amended (the “Term Loan Facility”), and intends to use borrowings under its revolving credit agreement for the payment of all related fees and expenses and the currently remaining balance under the Term Loan Facility. The amounts drawn under the Term Loan Facility bear a variable interest rate, currently at 2.15%, and mature on May 29, 2025.

The Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events.

On December 14, 2020, the Company issued a press release announcing that it proposes to offer the Notes. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On December 14, 2020, the Company issued a press release with respect to the pricing of its offer and sale of the Notes. A copy of this press release is filed as Exhibit 99.2 to this report and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Purchase Agreement, dated as of December 14, 2020, by and among Microchip Technology Incorporated, the subsidiary guarantors named therein, J.P. Morgan Securities LLC, Truist Securities, Inc. and Wells Fargo Securities LLC, as representatives of the several initial purchasers named therein.

99.1	Microchip Technology Announces Offering of Senior Secured Notes

99.2	Microchip Technology Announces Pricing of Senior Secured Notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROCHIP TECHNOLOGY INCORPORATED

Date: December 14, 2020	By:	/s/ J. Eric Bjornholt
	Name:	J. Eric Bjornholt
	Title:	Senior Vice President and Chief Financial Officer